EXHIBIT 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-73378) of Southern California Water Company of our report dated March 15, 2005 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 16, 2005